EX-99.g.1.b

February 19, 2021

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention:  Clint Garran, Vice President

Re: Aberdeen Funds – Liquidations & Name Changes

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company.

This letter is to provide notice of certain fund changes and amend Appendix A to the Agreement to reflect the current series of the Trust. Each of the Aberdeen Focused U.S. Equity Fund, Aberdeen International Equity Fund and Aberdeen U.S. Multi-Cap Equity Fund changed its name effective December 1, 2020. In addition, each of the Aberdeen Asia-Pacific ex-Japan Equity Fund and Aberdeen U.S. Mid-Cap Equity Fund liquidated on February 11, 2021. Your services are requested through the winding up of each Fund’s affairs and the closing of their accounts with the Custodian.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to Aberdeen Funds.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON appendix a HERETO

By:
	Name:	Lucia Sitar
	Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

APPENDIX A

to

Master Custodian Agreement

Effective June 1, 2010

As Amended February 19, 2020

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Aberdeen Funds

Aberdeen U.S. Sustainable Leaders Smaller Companies Fund

(formerly Aberdeen Focused U.S. Equity Fund)

Aberdeen U.S. Small Cap Equity Fund

Aberdeen China A Share Equity Fund

Aberdeen Global Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen Emerging Markets Sustainable Leaders Fund

(formerly Aberdeen International Equity Fund)

Aberdeen Global Absolute Return Strategies Fund

Aberdeen International Small Cap Fund

Aberdeen Intermediate Municipal Income Fund

Aberdeen U.S. Sustainable Leaders Fund

(formerly, U.S. Multi-Cap Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Ultra Short Municipal Income Fund

The India Fund, Inc.

Aberdeen Emerging Markets Equity Fund, Inc.

Aberdeen Income Credit Strategies Fund

Aberdeen Standard Global Infrastructure Income Fund